UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2009
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

000-49728	87-0617894
(Commission File Number)	(I.R.S. Employer Identification No.)
118-29 QUEENS BOULEVARD, FOREST HILLS, NEW YORK 11375
(Address of principal executive offices) (Zip Code)
(718) 709-3026
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On May 14, 2009, the Board of Directors of JetBlue Airways Corporation (the “Company”) appointed Donald Daniels to the position of Chief Accounting Officer. Mr. Daniels, age 41, has served as the Company’s Vice President and Corporate Controller since October 2007. He previously served as Assistant Controller since July 2006 and Director of Financial Reporting since October 2002. There are no arrangements or understandings between Mr. Daniels and any other person pursuant to which he was selected as an officer. Mr. Daniels does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Daniels has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Also on May 14, 2009, the Board of Directors, acting on recommendation of the Compensation Committee, approved changes to Mr. Robert Maruster’s compensation in light of his previously announced promotion to Chief Operating Officer. In connection with his promotion and effective as of June 1, 2009, Mr. Maruster will receive a salary increase to $350,000 per annum and he will receive a one-time grant of restricted stock units with a fair market value on the grant date of $125,000 on the Company’s regularly scheduled grant date following June 1, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: May 20, 2009	By:	/s/ Donald Daniels
Donald Daniels
Vice President, Controller and Chief Accounting Officer (principal accounting officer)